(C) 2001 Giga Information Group
                                         Copyright and Material Usage Guidelines
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GIGA LOGO                 NEWS RELEASE
FOR IMMEDIATE RELEASE     FOR INFORMATION CONTACT:
                          INVESTORS                  MEDIA
                          Karen Vahouny              David Kitchen
                          Qorvis Communications      Director, Public Relations
                          kvahouny@qorvis.com        dkitchen@gigaweb.com
                          -------------------        --------------------
                          1 (703) 744-7809           1 (781) 792-2606

                          GIGA INFORMATION GROUP
                          139 Main Street
                          Cambridge, MA  02142
                          www.gigaweb.com
                          ---------------
                          1 (617) 949-4900



  GIGA INFORMATION GROUP REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND 2000


                   QUARTERLY NET LOSS CUT TO UNDER $1 MILLION;
                  ANNUAL NET LOSS CUT IN HALF; REVENUES UP 31%

CAMBRIDGE, Mass. (February 14, 2001) -- Giga Information Group, Inc. (NASDAQ:
GIGX) today announced its financial results for the quarter and year ended December 31, 2000. Giga reported a 65% improvement in its operating loss, from $2.9 million in the fourth quarter of 1999 to $1.0 million in this year's comparable quarter, and a 69% reduction in its net loss, from $3.2 million, or $0.32 per share, to $977,000, or $0.09 per share, over the same period. Revenues increased to $16.7 million, up 10%, from $15.2 million for the same quarter a year ago.

The improvement in both the operating and net loss for the quarter was due to the higher revenues, along with a drop in both cost of services and sales and marketing expenses as a percentage of revenues. The cost of services as a percentage of revenues dropped from 43% in the last quarter of 1999 to 41% in the same quarter of 2000, and sales and marketing expenses were cut from 51% to 47% over the same period.

According to Robert Weiler, chairman and chief executive officer of Giga Information Group, "At the beginning of last year, we said that we would build our position and reputation for IT research and advisory services focused on e-Business initiatives within enterprises. The measures of success would be to achieve a healthy top-line growth rate, while containing expense growth, and move toward the achievement of sustainable profitability.

"I am very proud of our accomplishments this year. We've expanded our international operations, created new services, added partners, built customer satisfaction, and improved our financial performance," he adds. "Our next milestone, which we expect next quarter, is the achievement of operating and net profitability."

Giga plans to hold an investor conference call at 10 a.m. Eastern Standard Time on Thursday, February 15, 2001, to review the fourth quarter and fiscal 2000 performance, as well as the future outlook. The investor call will be accessible via webcast; click on the investor information section of the company's web site (www.gigaweb.com).

FISCAL 2000 FINANCIAL RESULTS

For the year 2000, revenues were $68.7 million versus $52.5 million for 1999 -- an increase of 31%.

Cost of services as a percentage of revenues were cut from 50% in 1999 to 44% in 2000, with sales and marketing expenses dropping from 58% of revenues in 1999 to 47% of revenues in 2000. These cost and expense reductions, combined with top-line growth, resulted in a 51% reduction in operating losses, from nearly $17 million in 1999 to $8.3 million in 2000. The net loss decreased from $17.3 million, or $1.73 per share, to $8.2 million, or $0.80 per share, from 1999 to 2000.

Giga also reported that its revenue run rate at December 31, 2000, was $76.2 million versus $65.0 million at the end of the fourth quarter of 1999, representing a 17% increase. Giga has defined revenue run rate as its Annualized Value plus the previous 12 months' revenues from services not included in Annualized Value, primarily events and Web Site ScoreCard. Annualized Value is the cumulative annualized subscription value of Giga's advisory services and ePractices contracts in effect at any given point in time.



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FISCAL 2000 HIGHLIGHTS

Weiler notes, "Our focus remains squarely on decision oriented, client-driven research and advisory services. The primary audience for our research is the "C" officer--chief information officers, chief technology officers, and so on. Research topics bubble up directly from our customers, and our analysts collaborate to prioritize the issues and how they should be addressed.

"The hottest topic these days, according to client requests on our Gigaweb site, is the alignment of IT strategy with business strategy," he continues. "That is and will continue to be a major driver of our research and advisory services. A related issue is how the economy has forced IT departments to look carefully at their technology expenditures. That validates Giga's newest service, called TEI, or Total Economic Impact. TEI not only assesses the cost/benefit analysis of IT projects, but more importantly their impact on the company's flexibility to adapt to market changes and risks. IT projects will increasingly come under the corporate microscope to demonstrate their strategic value, and our service gives IT professionals the tools they need to conduct this analysis."

Operating highlights of the 2000 fiscal year include:

o Growing international business to 20% of total revenues in 2000, up from 11% in 1999, through Giga's agreement with GigaGroup S.A. to build European sales, expansion in Latin America, and entry into the Asian market.

o Signing an alliance agreement with Wit Capital and adding a number of partners, such as Nielsen//NetRatings, to expand the reach of Giga's research/advisory services.

o Introducing new services that Giga viewed as most responsive to the research/advisory needs of its customers, including the newest one, Total Economic Impact.

o    Achieving a client retention rate of 84% compared to 79% last year.


FUTURE OUTLOOK

According to Weiler, "We have decided to be more conservative about our revenue expectations this year to reflect current economic conditions, but by continuing to carefully control our expenses, we have increased our fully diluted earnings per share targets, previously $0.05 to $0.10, to the range of $0.10 to $0.15 in 2001."



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For fiscal 2001, Giga's forecast includes:

o    Revenue growth of about 20%.
o Growth in total costs and expenses should be approximately one-quarter the rate of revenue growth, resulting in net income each quarter.
o    Positive operating cash flow for the year.
o    Fully diluted earnings per share between $0.10 to $0.15 for the year.
o    Fully diluted earnings per share of $0.01 in the first quarter of FY 2001.

Concludes Weiler, "I believe that 2001 will demonstrate that Giga can continue to grow at rates that exceed the outlook for our market, achieve profitability for the first time in our history, and deliver sustainable earnings and positive cash flow. These milestones should build our reputation with the investment community and increase shareholder value."

The above forward-looking statements are based on current expectations and are being provided so that the Company can discuss its future outlook during its upcoming investor conference call and with investors, potential investors, the media, financial analysts and others. The statements are subject to the paragraph at the end of this press release and assume that none of the factors mentioned in that paragraph will have a negative impact on expected results.

ABOUT GIGA INFORMATION GROUP

Giga Information Group provides objective research, advice and continuous coaching on technology for e-Business. Giga's integrated suite of offerings helps clients make strategic decisions about the technologies, people and processes needed to excel in the new digital economy. Emphasizing close interaction between analysts and clients, Giga delivers support with the speed and scope necessary for e-Business.

Giga began providing services in April 1996 and now has a global client base encompassing more than 1,300 organizations. Its enterprise clients include companies that use, sell and invest in technology.

Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. The Company's Web site can be accessed at http://www.gigaweb.com/. The Company's logo with the name Giga Information Group is a registered trademark of Giga Information Group, Inc.

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                    *****************************************

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior history of losses; Giga's need to attract and retain qualified personnel; Giga's dependence on sales of subscription-based services; Giga's ability to achieve and sustain high renewal rates; Giga's ability to manage and sustain growth; Giga's future capital needs and the risks of working capital deficiency; Giga's dependence on key personnel; competition from other companies including those with greater resources than Giga; the risks associated with the development of new services and products; the potential for significant fluctuations in quarterly operating results; continued market acceptance of and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; the risks associated with international operations; and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

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GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                  QUARTER ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
        PER SHARE DATA)                          ----------------------------------          ----------------------------------
                                                            (UNAUDITED)
                                                     2000                  1999                  2000                  1999
                                                 ------------          ------------          ------------          ------------
Revenues:
    Research, advisory and consulting            $     15,410          $     13,435          $     61,737          $     46,621
    Other, principally events                           1,327                 1,774                 6,986                 5,880
                                                 ------------          ------------          ------------          ------------
       Total revenues                                  16,737                15,209                68,723                52,501
                                                 ------------          ------------          ------------          ------------

COSTS AND EXPENSES:
    Cost of services                                    6,887                 6,466                30,507                26,182
    Sales and marketing                                 7,837                 7,789                32,275                30,220
    Research and development                              234                   621                 2,174                 2,073
    General and administrative                          1,890                 2,622                 9,132                 9,130
    Depreciation and amortization                         889                   584                 2,924                 1,893
                                                 ------------          ------------          ------------          ------------
       Total costs and expenses                        17,737                18,082                77,012                69,498
                                                 ------------          ------------          ------------          ------------

LOSS FROM OPERATIONS                                   (1,000)               (2,873)               (8,289)              (16,997)
                                                 ------------          ------------          ------------          ------------

INTEREST INCOME                                            19                    96                   243                   703
INTEREST EXPENSE                                           37                   106                   (20)                  204
FOREIGN EXCHANGE GAIN/(LOSS)                               41                  (288)                 (231)                 (768)
                                                 ------------          ------------          ------------          ------------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                 (977)               (3,171)               (8,257)              (17,266)
INCOME TAX PROVISION/(BENEFIT)                              -                     -                   (25)                   62
                                                 ------------          ------------          ------------          ------------

NET LOSS                                         $       (977)         $     (3,171)         $     (8,232)         $    (17,328)
                                                 ============          ============          ============          ============

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

       NET LOSS                                  $      (0.09)         $      (0.32)         $      (0.80)         $      (1.73)
                                                 ============          ============          ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES                  10,438,604            10,032,120            10,270,695             9,999,737
                                                 ============          ============          ============          ============



CONDENSED CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                  DECEMBER 31,            DECEMBER 31,
                                                                          2000                     1999
                                                                     ----------------        ----------------

ASSETS
    Cash, cash equivalents and marketable securities                         $ 2,321               $ 6,182
    Accounts receivable, net                                                  21,800                21,199
    Total current assets                                                      36,639                37,529
    Property and equipment, net                                                6,375                 6,188
    Total assets                                                              44,284                44,195

LIABILITIES AND STOCKHOLDERS' DEFICIT
    Deferred revenues                                                       $ 39,234              $ 37,817
    Debt, current portion                                                      1,489                   527
    Total current liabilities                                                 54,729                50,012
    Total liabilities                                                         55,826                50,581
    Total stockholders' deficit                                              (11,542)               (6,386)
    Total liabilities and stockholders' deficit                               44,284                44,195

COMMON STOCK ISSUED AND OUTSTANDING                                       10,464,741            10,043,401

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